                                                  Exhibit E.2.


                            Modified

                          FORM U-13-60


                         ANNUAL REPORT


                         For the Period

     Beginning January 1, 1997 and Ending December 31, 1997

                             To The

            U.S. SECURITIES AND EXCHANGE COMMISSION

                               Of

                 NEES Global Transmission, Inc.

                  A Subsidiary Service Company

            Date of Incorporation:  January 13, 1992

State or Sovereign Power under which Incorporated or Organized:

                The Commonwealth of Massachusetts

 Location of Principal Executive Offices of Reporting Company:

                       25 Research Drive
                     Westborough, MA  01582

     Report filed pursuant to Order dated September 4, 1992
                     in file number 70-7950

Name, title, and address of officer to whom correspondence concerning this report should be addressed:

                    J.G. Cochrane, Treasurer
                       25 Research Drive
                     Westborough, MA  01582


    Name of Principal Holding Company Under Which Reporting
                     Company is Organized:

                  New England Electric System

SEC 1926 (6-82)

         INSTRUCTIONS FOR USE OF MODIFIED FORM U-13-60



1. Time of Filing Annual Report essentially in the form of U-13-60 shall be filed appended to Form U5S, Annual Report of the Parent and Associate Companies Pursuant to the Public Utility Holding Company Act of 1935. Form U5S is required to be filed by May 1.

2. Number of Copies  Each annual report shall be filed in duplicate.
The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report becomes necessary.

3. Definitions - Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within this Form U-13-60.

4. Organization Chart - The company shall submit with each annual report a copy of its current organization chart.

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

         LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS

                                              Schedule or     Page
Description of Schedules and Accounts        Account No.    Number

COMPARATIVE BALANCE SHEET                Schedule I               4-5

 Company property                        Schedule II              6-7
 Accumulated provision for depreciation
   and amortization of company property  Schedule III               8
 Investments                             Schedule IV                9
 Accounts receivable                     Schedule V                10
 Miscellaneous deferred debits           Schedule IX               11
 Proprietary capital                     Schedule XI               12
 Long-term debt                          Schedule XII              13
 Current and accrued liabilities         Schedule XIII             14
 Notes to financial statements           Schedule XIV              15


COMPARATIVE INCOME STATEMENT             Schedule XV               16

 Analysis of billing - nonassociate companies              Account 458              17-18
 Departmental analysis of salaries       Account 920               19
 Outside services employed               Account 923            20-21
 Miscellaneous general expenses          Account 930.2             22
 Taxes other than income taxes           Account 408               23
 Donations                               Account 426.1             24
 Other deductions                        Account 426.5             25
 Notes to statement of income            Schedule XVIII            26


ORGANIZATION CHART                                                 27


         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997

                            SCHEDULE I
                    COMPARATIVE BALANCE SHEET

Give balance sheet of Company as of December 31 of the current and prior year


Account           Assets and Other Debits              As of December 31
                                                  Current                   Prior
     COMPANY PROPERTY
101  Company property (Schedule II)                  $          $
107  Construction work in progress (Schedule II)
                                                     ---------  ---------
          Total Property
                                                     ---------  ---------
108  Less accumulated provision for depreciation
      and amortization of company property
      (Schedule III)
                                                     ---------  ---------
          Net Company Property
                                                     ---------  ---------
     INVESTMENTS
123  Investments in associate companies (Sch. IV)      162,500
124  Other Investments (Schedule IV)                 3,897,495  1,475,000
                                                     ---------  ---------
          Total Investments                          4,059,995  1,475,000
                                                     ---------  ---------
     CURRENT AND ACCRUED ASSETS
131  Cash                                              297,938    180,836
134  Special deposits
135  Working funds
136  Temporary cash investments (Schedule IV)
141  Notes receivable
143  Accounts receivable (Schedule V)                  742,844  1,234,582
144  Accumulated provision of uncollectible accounts
146  Accounts receivable from associate companies       56,469    128,096
152  Fuel stock expenses undistributed
154  Materials and supplies
163  Stores expense undistributed
165  Prepayments                                                  866,287
174  Miscellaneous current and accrued assets
                                                     ---------  ---------
          Total Current and Accrued Assets           1,097,251  2,409,801
                                                     ---------  ---------
     DEFERRED DEBITS
181  Unamortized debt expense
184  Clearing accounts
186  Miscellaneous deferred debits (Schedule IX)
188  Research, development, or demonstration
      expenditures
190  Accumulated deferred income taxes
                                                     --------- ----------

          Total Deferred Debits                      --------- ----------

      TOTAL ASSETS AND OTHER DEBITS                 $5,157,246 $3,884,801
                                                     ========= ==========

          ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997


                            SCHEDULE I
                    COMPARATIVE BALANCE SHEET


Account   Liabilities and Proprietary Capital            As of December 31
                                                  Current                     Prior
    PROPRIETARY CAPITAL
201 Common stock issued (Schedule XI)               $     1,000              $     1,000
211 Miscellaneous paid-in-capital (Schedule XI)      14,073,999                8,448,999
215 Appropriated retained earnings (Schedule XI)
216 Unappropriated retained earnings (Schedule XI)   (9,160,030)              (5,321,413)
                                                    -----------              -----------
       Total Proprietary Capital                      4,914,969                3,128,586
                                                    -----------              -----------

    LONG-TERM DEBT
223 Advances from associate companies (Schedule XII)
224 Other long-term debt (Schedule XII)
225 Unamortized premium on long-term debt
226 Unamortized discount on long-term debt - debit
                                                      ---------              -----------
       Total Long-Term Debt
                                                      ---------              -----------

    CURRENT AND ACCRUED LIABILITIES
231 Notes payable
232 Accounts payable                                    144,860                  238,342
233 Notes payable to associate companies
     (Schedule XIII)
234 Accounts payable to associate companies
     (Schedule XIII)                                     18,824                  465,891
236 Taxes accrued                                        76,340
237 Interest accrued
238 Dividends declared
241 Tax collections payable                               2,253                      382
242 Miscellaneous current and accrued
     liabilities (Schedule XIII)
                                                      ---------               ----------
       Total Current and Accrued Liabilities            242,277                  704,615
                                                      ---------               ----------

    DEFERRED CREDITS
253 Other deferred credits
255 Accumulated deferred investment tax credits
                                                      ---------               ----------
       Total Deferred Credits
                                                      ---------               ----------

283 ACCUMULATED DEFERRED INCOME TAXES                                             51,600
                                                      ---------               ----------
       TOTAL LIABILITIES AND PROPRIETARY CAPITAL     $5,157,246               $3,884,801
                                                     ==========               ==========


         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997


                           SCHEDULE II
                         COMPANY PROPERTY

                         (Not Applicable)

                        BALANCE AT                  RETIREMENTS                    BALANCE
                       BEGINNING                       OR   OTHER (1)             AT CLOSE
           DESCRIPTION   OF YEAR          ADDITIONS           SALES              CHANGES         OF YEAR
Account

301  Organization
303  Miscellaneous
                            Intangible
                            Plant
304  Land and Land
                            Rights
305  Structures and
                            Improvements
306  Leasehold
                            Improvements
307  Equipment (2)
308  Office
                            Furniture and
                            Equipment
309  Automobiles,
                            Other Vehicles
                            and Related
                            Garage
                            Equipment
310  Aircraft and
                            Airport
                            Equipment
311  Other Company
                            Property (3)
                               ----    -------               ---              ----           ----
        SUB-TOTAL              None                                                          None
                               ----    -------               ---              ----           ----

107  Construction
        Work in
        Progress (4)
                               ----    -------               ---              ----           ----
        TOTAL                  None                                                          None
                               ====    =======               ===              ====           ====

(1)  PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:

         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                     SCHEDULE II - CONTINUED

                         (Not Applicable)


(2) Subaccounts are required for each class of equipment owned. The company shall provide a listing by subaccount of equipment additions during the year and the balance at the close of the year:

                                                           BALANCE
                                                          AT CLOSE
    SUBACCOUNT DESCRIPTION                  ADDITIONS     OF YEAR

                                                   ----           ----
          TOTAL                                    None           None
                                                   ====           ====



(3) DESCRIBE OTHER COMPANY PROPERTY:

          None








(4) DESCRIBE CONSTRUCTION WORK IN PROGRESS:

          None

         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997


                           SCHEDULE III
            ACCUMULATED PROVISION FOR DEPRECIATION AND
                 AMORTIZATION OF COMPANY PROPERTY

                         (Not Applicable)

                                ADDITIONS                       OTHER
                     BALANCE AT           CHARGED              CHANGES             BALANCE
                      BEGINNING               TO    RETIRE-     ADD                AT CLOSE
DESCRIPTION           OF YEAR    ACCT 403           MENTS    (DEDUCT)(1)           OF YEAR
Account

301 Organization
303 Miscellaneous
     Intangible
     Plant
304 Land and Land
     Rights
305 Structures and
     Improvements
306 Leasehold
     Improvements
307 Equipment
308 Office
     Furniture and
     Equipment
309 Automobiles,
     Other Vehicles
     and Related
     Garage
     Equipment
310 Aircraft and
     Airport
     Equipment
311 Other Company
     Property
                             ----                ---                 ---            ---           ----
          TOTAL              None                                                                 None
                             ====                ===                 ===            ===           ====


22) PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:

          None


        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                          SCHEDULE IV
                          INVESTMENTS


INSTRUCTIONS:    Complete the following schedule concerning investments.

            Under Account 124 "Other Investments," state each investment separately, with description, including, the name of issuing company, number of shares or principal amount, etc.

                                             BALANCE AT   BALANCE AT
                                              BEGINNING    CLOSE
DESCRIPTION                                    OF YEAR     OF YEAR

ACCOUNT 123 - INVESTMENT IN ASSOCIATE COMPANIES                                   162,500
                                                  -------     -------
      TOTAL                                          None     162,500
                                                  =======     =======


ACCOUNT 124 - OTHER INVESTMENTS
             Separations Technologies, Inc.      $999,999  $  999,999
             Monitoring Technologies, Inc.        475,001     475,001
             Underwater Unlimited Diving
               Services, Inc.                               1,000,000
             Nexus Energy Software, Inc.                    1,400,000
             HydroServ Group, LLC                              22,495
                                               ----------   ---------
      TOTAL (1)                                $1,475,000  $3,897,495
                                               ==========   =========

ACCOUNT 136 - TEMPORARY CASH INVESTMENTS
                                                  -------   ---------
      TOTAL                                          None        None
                                                  =======   =========

(1) See page 15 "Notes to Financial Statements" footnote (2), (3), (5),
(6),  (7).


        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                           SCHEDULE V
                      ACCOUNTS RECEIVABLE



INSTRUCTIONS:    Complete the following schedule listing accounts receivable.


                                             BALANCE AT   BALANCE AT
                                              BEGINNING    CLOSE
                                               OF YEAR     OF YEAR
DESCRIPTION

ACCOUNT 143 -                                 Accounts Receivable (Non-
             Associated Companies)             1,234,582       742,844
                                              ----------      --------
           TOTAL                              $1,234,582      $742,844
                                              ==========      ========


        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                          SCHEDULE IX
                 MISCELLANEOUS DEFERRED DEBITS



INSTRUCTIONS:                                Provide detail of items in this account.  Items less than
                                             $10,000 may be grouped by class, showing the number of items in each class.

                                             BALANCE AT   BALANCE AT
                                              BEGINNING    CLOSE
DESCRIPTION                                    OF YEAR     OF YEAR

ACCOUNT 186 - DEFERRED DEBITS



                                            ----                 ----
          TOTAL                                      None        None
                                                     ====        ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                          SCHEDULE XI
                      PROPRIETARY CAPITAL

                                                            OUTSTANDING
                           NUMBER OF   PAR OR STATED                    CLOSE OF PERIOD
ACCOUNT                      SHARES      VALUE      NO. OF                   TOTAL
NUMBER      CLASS OF STOCK AUTHORIZED  PER SHARE    SHARES                  AMOUNT
201                           COMMON STOCK ISSUED       10,000            $1          1,000              $1,000

INSTRUCTIONS:           Classify amounts in each account with a brief explanation, disclosing the general nature of transactions which give rise to the reported amounts.

DESCRIPTION
                                    AMOUNT

ACCOUNT 223 - MISCELLANEOUS PAID-IN CAPITAL (1)               14,073,999

ACCOUNT 215 - APPROPRIATED RETAINED EARNINGS
                                                              ----------
           TOTAL                                              14,073,999
                                                              ==========


INSTRUCTIONS:           Give particulars concerning net income or (loss) during the year, distinguishing between compensation for the use of
                        capital owed or net loss remaining from servicing
                        non-associates per the General Instructions of the Uniform
                        Systems of Accounts.  For dividends paid during the year in cash or otherwise, provide rate percentage, amount of
                        dividend, date declared and date paid.

                   BALANCE AT   NET INCOME                            BALANCE AT
                    BEGINNING       OR     DIVIDENDS      CLOSE
DESCRIPTION         OF YEAR       (LOSS)     PAID       OF YEAR

ACCOUNT 216 -
 UNAPPROPRIATED
 RETAINED EARNINGS      $(5,321,413)       $(3,838,617)          None              $(9,160,030)
                        ----------------------                   ----              -----------
        TOTAL           $(5,321,413)       $(3,838,617)          None              $(9,160,030)
                        ======================                   ====              ===========


(1) Amount represents contributions in the form of non-interest bearing subordinated notes issued from New England Electric System (NEES). As of December 31, 1997, NEES was authorized to invest up to $19.0 million dollars in the Company in the form of either subordinated noninterest bearing notes, capital contributions or common stock.


                      ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

                           For the Year Ended December 31, 1997


                                       SCHEDULE XII
                                      LONG-TERM DEBT

                                     (Not Applicable)


INSTRUCTIONS:    Advances from associate companies should be reported separately for advances on notes, and advances on open account.  Names of associate companies from which advances were received shall be shown under the class and series of obligation column.  For Account 224 - Other long-term debt provide the name of creditor company or organization, terms of the obligation, date of maturity, interest rate, and the amount authorized and outstanding.


               TERMS OF OBLIG         DATE                     BALANCE AT                   BALANCE AT
               CLASS & SERIES          OF   INTEREST   AMOUNT  BEGINNING               DEDUCTIONS       CLOSE
NAME OF CREDITOR            OF OBLIGATION   MATURITY   RATE    AUTHORIZED         OF YEAR   ADDITIONS (1)   OF YEAR

ACCOUNT 223 -
                      ADVANCES FROM
                      ASSOCIATE
                                                                                        COMPANIES:


ACCOUNT 224 -
                                                                                        OTHER LONG-TERM
                                                                                        DEBT:

                                                                                                  -----

                                                                                        TOTAL           None
                                                                                                  =====



(1) Give an explanation of deductions:

                                                                                        None

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                         SCHEDULE XIII
                CURRENT AND ACCRUED LIABILITIES



INSTRUCTIONS:                              Provide balance of notes and accounts payable to each
                                           associate company.  Give description and amount of
                                           miscellaneous current and accrued liabilities.  Items less than $10,000 may be grouped, showing the number of items in each group.

                                           BALANCE AT    BALANCE AT
                                            BEGINNING     CLOSE
DESCRIPTION                                  OF YEAR      OF YEAR
ACCOUNT 233 -                                NOTES PAYABLE TO ASSOCIATE
            COMPANIES

                                                   ----          ----
      TOTAL                                        None          None
                                                   ====          ====

ACCOUNT 234 -                                ACCOUNTS PAYABLE TO ASSOCIATE
            COMPANIES

 New England Power Service Company               $(15,980)
 New England Hydro Transmission Electric Co.          39
 New England Electric Transmission Corp.              59
 NEES Energy, Inc.                                 2,024
 Narragansett Electric Company                     2,843
 Massachusetts Electric Company                    8,298        9,970
 New England Power Company                       468,608        8,177
 Nantucket Electric Company                                       677
                                                              -------             -------
      TOTAL                                     $465,891      $18,824
                                                 =======      =======

ACCOUNT 242 -                                 MISCELLANEOUS CURRENT AND
            ACCRUED LIABILITIES
                                                    ----         ----
      TOTAL                                         None         None
                                                    ====         ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                          SCHEDULE XIV
                 NOTES TO FINANCIAL STATEMENTS



INSTRUCTIONS:    The space below is provided for important notes regarding
            the financial statements or any account thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

            (1) To assist Nantucket Electric Company (NEC) in meeting its short-term needs for reliable energy, NGT provided materials, delivery, installation, interconnection and start-up testing services for a fully automated two unit diesel driven electric generating plant at the existing NEC Airport Generating Station. The work took place at NEC and New England Electric facilities pursuant to a letter agreement and has been completed. The total compensation under the agreement was recognized during the third quarter of 1994. The agreement provides for billing over a three year period at $25,070 per month effective the month immediately following the notice to proceed by NEC. As of May 31, 1997 the balance was paid in full.

            (2) On May 23, 1995, NGT invested $999,999 in Separations Technologies, Inc. (STI). This investment is in the form of 153,846 shares of 6% cumulative convertible preferred stock.

            (3) On July 12, 1996 NGT invested $475,001 in Monitoring Technologies, Inc. This investment is in the form of 271,429 shares of Series E convertible preferred stock.

            (4) In July, 1996 NEERI International, a wholly-owned subsidiary of NEERI, was formed under the laws of the Cayman Islands. NGT owned two shares of NEERI International, until December 22, 1997, at which time NGT sold the two shares to a non-affiliated third party.

            (5) Effective July 1, 1997, NEERI changed its name to NEES Global Transmission, Inc. (NGT). NGT is a Massachusetts Corporation which was formed in January 1992. NGT was not capitalized until October 13, 1992 when one thousand shares of NGT common stock were issued to New England Electric System (NEES).

            (6) In July, 1997 NGT invested $1,000,000 in Underwater Unlimited Diving Services, Inc. in the form of 200,000 shares of convertible non-voting preferred stock.

            (7) In August, 1997 NGT invested $1,400,000 in Nexus Energy Software, Inc. in the form of 1,000,000 shares of Series A preferred stock.

            (8) In 1997, NGT contributed initial capital of $130,000 to HydroServ Group, LLC for 50% company ownership. Losses of $107,505 were recognized during the year.

            (9) In July, 1997 NGT entered into an agreement with ABB Power Systems, a Swedish corporation, which provides for reimbursement of 50% of project development costs. Such reimbursements were recorded as a lump sum reduction in expenses, shown in account 923 "Outside services employed."

            (10) In the fourth quarter of 1997, NGT invested $162,500 to purchase a 10% interest in AllEnergy Marketing Co., LLC.

         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997


                           SCHEDULE XV
                   COMPARATIVE INCOME STATEMENT

ACCOUNT            DESCRIPTION                    CURRENT     PRIOR
                                                   YEAR         YEAR
     INCOME

458  Services rendered to nonassociate companies    $ 574,490     $1,379,230
421  Miscellaneous income or loss                    (107,505)
                                                   ----------     ----------
               TOTAL INCOME                         $ 466,985     $1,379,230
                                                    ---------     ----------

     EXPENSE

920  Salaries and wages
921  Office supplies and expenses                     361,806        437,161
922  Administrative expense transferred - credit
923  Outside services employed                      5,523,587      6,902,369
924  Property insurance
925  Injuries and damages
926  Employee pensions and benefits
930.1          General advertising expenses
930.2          Miscellaneous general expenses
931  Rents
932  Maintenance of structures and equipment
403  Depreciation and amortization expense
408  Taxes other than income taxes
409  Income taxes                                  (1,528,191)    (2,228,500)
410  Provision for deferred income taxes
411  Provision for deferred income taxes - credit     (51,600)      (123,900)
411.5          Investment tax credit
426.1          Donations
426.5          Other deductions
427  Interest on long-term debt
430  Interest on debt to associate companies
431  Other interest expense
                                                 ------------   ------------
               TOTAL EXPENSE                      $ 4,305,602   $  4,987,130
                                                 ------------   ------------
               NET INCOME OR (LOSS)               $(3,838,617)   $(3,607,900)
                                                 ============   ============

                      ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

                           For the Year Ended December 31, 1997


                                    ANALYSIS OF BILLING

                                  NONASSOCIATE COMPANIES
                                        ACCOUNT 458


                                     DIRECT    INDIRECT  COMPENSATION                   EXCESS          TOTAL
                                      COST      COST       FOR USE    TOTAL      OR      AMOUNT
NAME OF NONASSOCIATE COMPANY         CHARGED   CHARGED   OF CAPITAL             COST  DEFICIENCY       BILLED
                                      458-1    458-2        458-3             458-4

AVCOM, Inc. (1)                               15                                                15
Mr. Raymond LeBlanc (2)                       25                                                25
Town of Wellesley (3)                         50                                                50
Energy Connections (4)                        99                                                99
Hudson Light & Power (5)                   4,800                                             4,800
Montana Power Company (6)                  6,904                                             6,904
Hanover Improvement Society (7)            9,376                                             9,376
University of Massachusetts (8)           17,500                                            17,500
Separation Technologies, Inc. (9)         47,949                                            47,949
United States Dept. of
 Agriculture (10)                         52,391                                            52,391
MCM Enterprise, LTD (11)                  68,188                                            68,188
Si3 (12)                                 108,273                                           108,273
U.S. Army Corps. of Engineers (13)       258,920                                           258,920
                                         -------                                           -------
  Total                                  574,490                                           574,490
                                         =======                                           =======


INSTRUCTION: Provide a brief description of the services rendered to each nonassociated company:

 (1)  Consulting services for meter testing.
 (2)  Consulting services for meter testing.
 (3)  Consulting services for meter testing.
 (4)  Consulting services for meter testing.
 (5)  Consulting and electrical services for installation of interrupters.
 (6)  Consulting services for presentation of retail access processes.
 (7)  Consulting engineering services at earthen dam site.
 (8)  Consulting services for installation of radio tower.
 (9)  Consulting and electrical services for installation of transformers.
(10)  Consulting and construction services for subwatershed dam repairs.
(11)  Consulting services for installation of rotor-mounted scanners.
(12)  Consulting services for retrofit and calibration of electric meters.
(13)  Construction services for dam gate machinery refurbishment.

         ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

               For the Year Ended December 31, 1997


                DEPARTMENTAL ANALYSIS OF SALARIES
                           ACCOUNT 920


NAME OF DEPARTMENT                                           NUMBER
                                                            PERSONNEL
Indicate each dept. or                         SALARY         END OF
service function                               EXPENSE        YEAR

                                                      None        None
                                                      ----        ----
    TOTAL                                             None        None
                                                      ====        ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                   OUTSIDE SERVICES EMPLOYED
                          ACCOUNT 923



INSTRUCTIONS:                           Provide a breakdown by subaccount of outside services
                                        employed.  If the aggregate amounts paid to any one payee
                                        and included within one subaccount is less than $100,000,
                                        only the aggregate number and amount of all such payments
                                        included within the subaccount need be shown.  Provide a
                                        subtotal for each type of service.

                                            RELATIONSHIP
                                           "A"- ASSOCIATE
FROM WHOM PURCHASED     TYPE OF SERVICE  "NA"- NON ASSOCIATE          AMOUNT
LEGAL SERVICES

Skadden, Arps, Slate                         Legal Services NA          $441,336
 Meagher & Flom

Tozzini, Freire,    Legal Services           NA                203,171
 Teixeira, E. Silva

11 Vendors
(each under $100,000)                                                    352,007
                                                               -------
                    SUBTOTAL                                  $996,514


        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                   OUTSIDE SERVICES EMPLOYED
                          ACCOUNT 923

                                            RELATIONSHIP
                                           "A"- ASSOCIATE
FROM WHOM PURCHASED     TYPE OF SERVICE  "NA"- NON ASSOCIATE          AMOUNT
OTHER SERVICES

New England Power   Construction, Engineering,              A              $2,925,213
 Service Company     & Administrative Svcs.

New England Power   Intercompany Consulting  A                 375,313
 Company             Services

Sigla, S.A.          Consulting Services     NA                360,956

A. Gilberto Carvalho Consulting Services     NA                215,538

Bank Boston          Financial Consulting    NA                153,996
                     Services

Underwater Unlimited Consulting & Inspection NA                115,147
 Diving Services     Services

American Continental Consulting Services     NA                102,109
 Group

ABB Power Systems   Reimbursement Agreement  NA              ($546,000)

34 Vendors*                                                              824,801
(each under $100,000)                                                           ----------
                    SUBTOTAL                                $4,527,073
                                                            ----------
                    TOTAL SERVICES                          $5,523,587
                                                            ==========

*includes $19,974 from associated companies



        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                 MISCELLANEOUS GENERAL EXPENSES
                         ACCOUNT 930.2



INSTRUCTIONS:  Provide a listing of the amount included in Account 930.2,
            "Miscellaneous General Expenses", classifying such expenses according to their nature. Payments and expenses permitted by Sections 321(b)(2) of the Federal Election Campaign Act, as amended by Public Law 94-283 in 1976 (2 U.S.C. Section 441(b)(2)) shall be separately classified.


            DESCRIPTION                          AMOUNT



                                                            ----
                    TOTAL                                   None
                                                            ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                 TAXES OTHER THAN INCOME TAXES
                          ACCOUNT 408



INSTRUCTIONS:  Provide an analysis of Account 408, "Taxes Other Than Income
           Taxes". Separate the analysis into two groups: (1) other than U.S. Government taxes, and (2) U.S. Government taxes. Specify each of the various kinds of taxes and show the amounts thereof. Provide a subtotal for each class of tax.


            KIND OF TAX                                      AMOUNT

            1) OTHER THAN U.S. GOVERNMENT TAXES
                Massachusetts State Tax
                                                                 -----
                         SUBTOTAL
                                                                 -----

            2) U.S. GOVERNMENT TAXES
                                                                 -----
                         SUBTOTAL
                                                                 -----
                         TOTAL                                    None
                                                                 =====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                           DONATIONS
                         ACCOUNT 426.1



INSTRUCTIONS:  Provide a listing of the amount included in Account 426.1,
            "Donations", classifying such expenses by its purpose. The aggregate number and amount of all items of less than $3,000 may be shown in lieu of details.


NAME OF RECIPIENT        PURPOSE OF DONATION

                                                                 ----
                         TOTAL                                   None
                                                                 ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997


                        OTHER DEDUCTIONS
                         ACCOUNT 426.5



INSTRUCTIONS:  Provide a listing of the amount included in Account 426.5,
           "Other Deductions", classifying such expenses according to their nature.


            DESCRIPTION               NAME OF PAYEE

                                                                 ----
                    TOTAL                                        None
                                                                 ====

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                         SCHEDULE XVIII
                  NOTES TO STATEMENT OF INCOME



INSTRUCTIONS:  The space below is provided for important notes regarding the statement of income or any account thereof. Furnish particulars as to any significant increase in services rendered or expenses incurred during the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.
                       ORGANIZATION CHART

              For the Year Ended December 31, 1997




                       Board of Directors
                               !
                               !
                               !
                           President
                               !
                               !
                               !
                 ------------------------------
                  !                       !
                  !                       !
                  !                       !
                                           Treasurer            Clerk

        ANNUAL REPORT OF NEES GLOBAL TRANSMISSION, INC.

              For the Year Ended December 31, 1997

                        SIGNATURE CLAUSE



     Pursuant to the requirements of the Public Utility Holding Company
Act of 1935 and the rules and regulations of the Securities and Exchange Commission issued thereunder, the undersigned company has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                 NEES GLOBAL TRANSMISSION, INC.
               ---------------------------------
                  (Name of Reporting Company)





                                By:              s/John G. Cochrane
                                   -------------------------------
                                   (Signature of Signing Officer)




                    J.G. Cochrane Treasurer
          -------------------------------------------
          (Printed Name and Title of Signing Officer)



Date:  April 30, 1998
       ---------------